Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to the Registration Statement on Form S-1 of our report dated May 28, 2025, relating to the financial statements of 21Shares Polkadot Trust, as of, and for the period January 3, 2025 (commencement of operations) through March 31, 2025, and to the reference to our firm under the heading “Experts” in such Registration Statement.

Cohen & Company, Ltd.

Towson, Maryland

May 28, 2025